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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
[_] Preliminary proxy statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEON SYSTEMS, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

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


[Neon Systems, Inc. logo]

                      14100 Southwest Freeway, Suite 500
                            Sugar Land, Texas 77478

                               February 27, 2002

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of NEON Systems, Inc., to be held on Tuesday, March 26, 2002 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We hope you will be able to attend the annual meeting on March 26, 2002 to listen to information regarding actions to be taken, and to ask any questions you may have.

   Your vote is very important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the annual meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

   Thank you for your on-going support and continued interest in NEON Systems, Inc.

                                          Very truly yours,

                                          Louis R. Woodhill
                                          President and Chief Executive
                                           Officer

                              NEON SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON MARCH 26, 2002

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of NEON Systems, Inc., a Delaware corporation, will be held on Tuesday, March 26, 2002 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, for the following purposes:

  1.   To elect three Class II directors to the Board of Directors;

  2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2002;

  3. To vote on our proposal to amend our Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement applicable to mergers and similar transactions;

  4.   To adopt NEON's 2002 Stock Plan;

  5.   To adopt NEON's 2002 Director Option Plan; and

  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on February 26, 2002 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment of the meeting. All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting and entitled to vote may vote in person even if such stockholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          James Bradford Poynter
                                          Secretary

Sugar Land, Texas
February 27, 2002


 IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


 This proxy statement and proxy card are being distributed to the stockholders on or about March 5, 2002.

                              NEON SYSTEMS, INC.

                               ----------------

Q: Why am I receiving this proxy statement?

A: The Board of Directors of NEON Systems, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of NEON as of February 26, 2002 in connection with the solicitation of proxies to be voted at NEON's annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at NEON's principal executive offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, on Tuesday, March 26, 2002 at 10:00 a.m., Sugar Land, Texas time.

Q: Who is soliciting my vote?

A: This proxy statement is furnished in connection with the solicitation of your vote by the Board of Directors of NEON. NEON will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of NEON, none of whom will receive additional compensation. NEON will also supply brokers, nominees or other custodians with the number of proxy forms, proxy statements and annual reports they may require for forwarding to beneficial owners and NEON will reimburse these persons for their expenses.

Q: When was this proxy statement mailed to stockholders?

A: This proxy statement was first mailed to stockholders on or about March 5, 2002.

Q: What may I vote on?

A:. The election of three Class II directors to serve on the Board of Directors;

  . The ratification of KPMG LLP as independent auditors for the fiscal year ending March 31, 2002;

  . The amendment of our Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement applicable to mergers and similar transactions;

  . The adoption of NEON's 2002 Stock Plan;

  . The adoption of NEON's 2002 Director Option Plan; and

  . At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

Q: How does the Board recommend I vote on the proposals?

A:. The Board recommends a vote FOR each of the nominees to serve on the Board of Directors;

  . The Board recommends a vote FOR the ratification of the independent auditors;

  . The Board recommends a vote FOR the amendment of our Amended and Restated
    Certificate of Incorporation;

  . The Board recommends a vote FOR the adoption of NEON's 2002 Stock Plan;
    and

  . The Board recommends a vote FOR the adoption of NEON's 2002 Director
    Option Plan.

Q: Who is entitled to vote?

A: Stockholders of record at the close of business on February 26, 2002 (the record date) may vote at this meeting.

Q: How do I vote?

A: Stockholders entitled to vote may vote by any one of the following methods:

  . By mail by signing, dating and completing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope;

  . By telephone by calling the toll-free telephone number and following the instructions for voting by telephone set forth on your proxy card;

  . By the Internet by following the instructions for Internet voting set forth on your proxy card; or

  . In person, at the meeting.

   If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Q: How can I revoke or change my vote?

A: If you have already voted and wish to change or revoke your proxy, you may do so at any time prior to the meeting by any one of the following methods:

  . Notifying in writing James Bradford Poynter, Secretary, NEON Systems,
    Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478;

  . Voting in person at the meeting;

  . Returning a later-dated proxy card that is received prior to the meeting;
    or

  . Subsequently voting by telephone or by following the Internet instructions found on your proxy card.

Q: Who will count the votes?

A: A representative of our transfer agent, ChaseMellon Shareholder Services, will count the votes and act as inspector of the election.

Q: Is my vote confidential?

A: Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to ChaseMellon and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

  . as needed to permit ChaseMellon to tabulate and certify the vote; or

  . as required by law.

   Your identity will be kept confidential unless you ask that your name be disclosed.

Q: How many votes do I have?

A: As of the close of business on the record date of February 26, 2002, 8,672,103 shares of common stock were issued and outstanding. Every stockholder is entitled to one (1) vote for each share of common stock held.

Q: What is a "Quorum" and what vote is required to pass proposals?

A: A "quorum" is a majority of the outstanding shares. The person with the right to vote the shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. A plurality of the votes cast at the meeting is required to elect directors. Cumulative voting is not permitted in the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters subject to approval; except for the amendment to our Amended and Restated Certificate of Incorporation, which requires the affirmative vote of two-thirds of our outstanding shares of common stock.

Q: Who can attend the annual meeting and how do I get on the guest list?

A: All stockholders as of the close of business on the record date of February 26, 2002 can attend. To be included on the guest list, you may check the box on your proxy card. If your shares are held by a broker and you would like to attend, please write to James Bradford Poynter, Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478. Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

Q: How will voting on any other business be conducted?

A: We do not know of any business to be considered at this annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to Louis R. Woodhill or James Bradford Poynter to vote on such matters.

Q: When are the stockholder proposals for the next annual meeting due?

A: Stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the next annual meeting, which will be held in the fourth calendar quarter of 2002, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 if such proposals are submitted in writing to James Bradford Poynter, Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478 and received before the close of business on July 31, 2002. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in NEON's bylaws, if such notices are received by the secretary of NEON not less than 60 nor more than 90 days prior to the scheduled date of the annual meeting in the manner provided in the bylaws or, if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, stockholders may give timely notice of a proposal no later than 10 days after the day such notice or public disclosure was made, whichever was earlier.

Q: Where are your principal executive offices?

A: Our principal executive offices are located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, telephone number (281) 491-4200.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

   We currently have eight directors holding office. The directors are divided into three classes with staggered terms as follows:

  . Class I Directors, Louis R. Woodhill, James R. Woodhill and Charles E.
    Noell, III, whose terms will expire at the annual meeting to be held in 2003.

  . Class II Directors, Richard Holcomb, George H. Ellis and Norris van den
    Berg, whose terms expire at this Annual Meeting and if re-elected will expire at the annual meeting to be held in 2004.

  . Class III Directors, John J. Moores and Peter Schaeffer, whose terms will expire at the next annual meeting to be held in the fourth calendar quarter of 2002.

   Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which that director was chosen.

   At the annual meeting of stockholders to be held on March 26, 2002, three directors will be elected as Class II Directors for terms expiring at the annual meeting to be held in 2004 and until their respective successors are elected and qualified. Nominees for election this year are: Richard Holcomb, George H. Ellis and Norris van den Berg. Shares represented by returned and executed proxies will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If any director is unable to stand for reelection, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original Director candidate will be cast for the substituted candidate. You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

                             NOMINEES FOR DIRECTOR

   Norris van den Berg, age 63, has served as a director since May 1993. Mr. van den Berg has served as a General Partner of JMI Partners, L.P., which is the General Partner of JMI Equity Fund, L.P., since July 1991. Prior to joining JMI, Mr. van den Berg served in various management positions at IBM. Mr. van den Berg also served as a director of Peregrine Systems, Inc. until the end of 2000, and is currently a director of Peregrine/Bridge Transfer Corporation and Skunkware, Inc. Mr. van den Berg holds a B.A. in Philosophy and Mathematics from the University of Maryland.

   George H. Ellis, age 53, has served as a director since January 2000. Since October 2001, Mr. Ellis has been the Chief Executive Officer, Chairman and a member of the Board of Directors of AremisSoft Corporation, a global supplier of enterprise-wide applications software. Mr. Ellis also served as executive vice president and chief operating officer of the Communities Foundation of Texas from February 2000 until October 2001. Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc. from 1985 through June 1996, and held a similar position with Sterling Commerce, Inc. from February 1996 through June 1996. From 1996 through 1999, Mr. Ellis was a full time law student and a business consultant providing consulting services to various technology-related companies. During this time he was also a Founder and Managing Director of Chaparral Ventures, Ltd., a Dallas-based venture capital firm focused on electronic commerce investment. Mr. Ellis also currently serves on the Board of Directors of three privately held technology companies and is a member of the Board of Advisors to the law school at Southern Methodist University and the Advisory Board of the Entrepreneurs Foundation of North Texas. Mr. Ellis is a Certified Public Accountant and an attorney in the State of Texas. Mr. Ellis holds a B.S. in Accounting from Texas Tech University and a J.D. from Southern Methodist University.

   Richard Holcomb, age 40, has served as a director since May 1993. In 1995 Mr. Holcomb co-founded HAHT Commerce, an e-commerce application provider, and served as its CEO and Chairman from 1995 until

2001. Prior to 1995, Mr. Holcomb co-founded Q+E Software, a privately held supplier of client/server database access technology, in 1986 and from 1986 through 1994 served as its CEO, President and Chairman. Q+E Software was acquired by Intersolv in 1994. Mr. Holcomb serves on several public advisory boards, including the North Carolina State University Graduate School Board of Advisors, the North Carolina Electronics and Information Technology Association (NCEITA), the Council for Entrepreneurial Development (CED) and is a former appointed member of the North Carolina Information Resources Management Commission. Mr. Holcomb holds a B.S. degree in Computer Science from the University of South Carolina and an M.S. in Computer Science from North Carolina State University.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

                        DIRECTORS CONTINUING IN OFFICE

   John J. Moores, age 57, has served as Chairman of our Board of Directors since May 1993. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. In 1980, Mr. Moores founded BMC Software, Inc., a vendor of system software utilities, and served as its President and Chief Executive Officer until 1986 and as its Chairman of the Board until 1992. Mr. Moores also serves as Chairman of the Board of numerous privately held companies, including Skunkware, Inc., Scalable Software, Inc., and until July 2000, Peregrine Systems, Inc., an infrastructure management software company. Until August 2000, Mr. Moores also served as a director of BindView Development Corporation, a systems management software company. Mr. Moores holds a B.S. in Economics and a J.D. from the University of Houston.

   Peter Schaeffer, age 46, is NEON's founder and has been a member of our Board of Directors and of our predecessor-in-interest, NEON Systems, Inc., an Illinois corporation, since July 1991. From November 1995 to February 2001, Mr. Schaeffer served as our Chief Technology Officer. From July 1991 to October 1995, Mr. Schaeffer served as our President and Chief Executive Officer. From June 1990 to June 1991, Mr. Schaeffer was employed with Goal Systems International, Inc., a privately held software development company. In 1986, Mr. Schaeffer co-founded MVS Software, a privately held software development company, and was Vice President-Technology of MVS Software until April 1990. Mr. Schaeffer holds a B.S. in Organic Chemistry from the University of Chicago.

   Charles E. Noell, III, age 50, has served as a director since May 1993. Since January 1992, Mr. Noell has served as President and Chief Executive Officer of JMI Services, Inc., and as a General Partner of JMI Partners, L.P., which is the General Partner of JMI Equity Fund, L.P. Mr. Noell is a director of Peregrine Systems, Inc. Mr. Noell also serves on the board of numerous privately held companies, including Peregrine/Bridge Transfer Corporation, Scalable Software, Inc. and Skunkware, Inc. Mr. Noell holds a B.A. in History from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard University.

   Louis R. Woodhill, age 53, was elected director on December 21, 2001 to fill a vacancy created by the resignation of Stephen E. Odom in July of 2001. Since October 15, 2001, Mr. Woodhill has served as the President and Chief Executive Officer of NEON Systems, Inc. Mr. Woodhill is also the founder, Chairman, CEO and President of Scalable Software, Inc., a Houston-based provider of software asset lifecycle management tools for Windows networks. Scalable Software was founded in January of 1999 and is headquartered in Houston, Texas. Mr. Woodhill is also a co-founder of and is the Chairman of the Board of Configuresoft, Inc., a Colorado-based software company that provides configuration management solutions for Windows NT networks. Mr. Woodhill is also involved in a number of start-up software companies as an investor. Prior to forming Scalable Software, Mr. Woodhill was one of the founders of Mission Critical Software, Inc., a leading provider of e-business infrastructure management software, headquartered in Houston, Texas. Mission Critical went public in August of 1999 and was subsequently acquired by NetIQ Corporation in March of 2000. Mr. Woodhill served as the President and CEO of Mission Critical from August of 1995 until May of 1998. Louis Woodhill holds a Bachelor of Science degree in Mechanical Engineering from the Illinois Institute of Technology. Louis Woodhill and Jim Woodhill are identical twins.

   James R. (Jim) Woodhill, age 53, was elected director on December 21, 2001 to fill a vacancy created by the resignation of Michael Bennett in July of 2001. Mr. Woodhill was a co-founder with Mr. Schaeffer of MVS Software, Inc., a mainframe software company that ultimately became part of Computer Associates. Mr. Woodhill was a seed-round investor in Houston-based Mission Critical Software, Inc. and was its VP, Marketing from 1996 to 1998. Mission Critical went public in August of 1999 and was subsequently acquired by NetIQ Corporation in May of 2000. Mr. Woodhill has also been involved as an investor through his wholly-owned company, Mission Critical Software I, Inc. and is a director of the following companies: Scalable Software, Inc., ConfigureSoft, Inc., and Sheer Genius Software, Inc. Jim Woodhill and Louis R. Woodhill are identical twins.

                       STATEMENT OF CORPORATE GOVERNANCE

   Our Board of Directors held a total of seven meetings in fiscal 2001. All directors attended at least seventy-five percent (75%) of all of the meetings held by the Board of Directors and meetings held by committees of the Board of Directors on which that director served.

   Our Board of Directors considers all major decisions. The Board has established two standing committees, an Audit Committee and a Compensation Committee, so that certain areas can be addressed in more depth than may be possible at a full Board of Directors meeting. The Board does not have a nominating committee. On July 17, 2001, the Board established a Special Committee to review the terms of our proposed acquisition of Scalable Software, Inc.

   Audit Committee. The Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other accounting related services and reviews and evaluates our internal control functions. On June 12, 2000, the Board of Directors adopted an audit committee charter and is in compliance with the new Nasdaq audit committee structure and membership requirements. Current members of the Audit Committee include George H. Ellis, Charles E. Noell, III, Richard Holcomb (added on June 1, 2001), and Norris van den Berg. The Audit Committee met and/or took action four times during fiscal 2001. The Audit Committee's report is included below in "Audit Committee Report."

   Compensation Committee. The Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our 1993 Stock Option Plan, the Stock Option Plan for Non-Employee Directors, the 1999 Long-Term Incentive Plan and, if approved by our stockholders, our 2002 Stock Plan and 2002 Director Stock Option Plan. Members of the Compensation Committee include John J. Moores, Charles E. Noell, III, Norris van den Berg and Richard Holcomb. The Compensation Committee met three times during fiscal 2001.

   Special Committee. On July 17, 2001, NEON entered into a letter of intent to acquire Scalable Software, Inc. Several members of NEON's Board of Directors have a financial interest in Scalable Software. Therefore, on July 17, 2001, the Board of Directors formed a special committee composed solely of directors who have no interest in Scalable Software to review the terms of the acquisition. The members of the Special Committee are George Ellis and Richard Holcomb. The Special Committee was formed after March 31, 2001 and therefore did not meet in fiscal year ended March 31, 2001. See "Certain Transactions-- Scalable Software, Inc. Agreements."

                            AUDIT COMMITTEE REPORT

   Composition. The Audit Committee of the Board of Directors is composed of four directors, two of which are independent directors as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the proxy statement for our 2000 annual meeting. The members of the Audit Committee are George H. Ellis, Charles E. Noell, III, Richard Holcomb (added June 1, 2001), and Norris van den Berg.

   Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as our independent accountants. Management is responsible for NEON's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of NEON's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibilities are to oversee these processes and the activities of NEON's internal audit department.

   Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants, including discussions regarding the audited consolidated financial statements. Management represented to the Audit Committee that NEON's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   NEON's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants, KPMG LLP, the firm's independence.

   Summary. Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NEON's Annual Report on Form 10-K for the year ended March 31, 2001, as filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee


                                          George H. Ellis
                                          Charles E. Noell, III
                                          Norris van den Berg
                                          Richard Holcomb

                              EXECUTIVE OFFICERS

   Our executive officers are as follows:

                 Name                                  Position
                 ----                                  --------
 Louis R. Woodhill................... Director, President and Chief Executive
                                       Officer
 Don Pate............................ Senior Vice President and General
                                       Manager, Enterprise Subsystems
                                       Management Division
 Wayne E. Webb, Jr. ................. Senior Vice President and General Counsel
 James Bradford Poynter.............. Chief Financial Officer and Secretary
 Mark Creswell....................... Vice President and General Manager,
                                       Shadow Division
 Jonathan J. Reed.................... Vice President, Business Development and
                                       Product Marketing
 Kevin O'Brien....................... Vice President, Technical Operations
 Brent Rhymes........................ Vice President and General Manager, iWave
                                       Division

   Information concerning the business experience of members of our Board of Directors is provided under the caption "Nominees for Directors" and "Directors Continuing in Office" above. Set forth below is information concerning the age and business experience of our other executive officers.

   Don Pate, age 47, has served as NEON's Senior Vice President and General Manager, Enterprise Subsystems Management Division since July 2001. Mr. Pate served as Vice President-Worldwide Sales from January 1998 to June 2001 and as NEON's Vice President of International Sales and VP of Worldwide Marketing from November 1996 to January 1998. From October 1989 to November 1996, Mr. Pate served in several sales and sales management positions with BMC Software, Inc., including Manager of International Sales, Sales Operations Manager and Regional Manager. Prior to that, Mr. Pate was a salesman for IBM Corporation. Mr. Pate holds a B.S. in Economics and Psychology from Houston Baptist University.

   Wayne E. Webb, Jr., age 50, served as NEON's interim President from June 2001 to October 15, 2001 and has served as NEON's Vice President and General Counsel since June 1998. Mr. Webb is also Vice President and General Counsel of Peregrine/Bridge Transfer Corporation. From August 1989 through May 1998, Mr. Webb was a partner in the law firm of Fulbright & Jaworski LLP. Mr. Webb holds a B.S. in Electrical Engineering from Rice University and a J.D. from the University of Texas at Austin.

   James Bradford Poynter, age 51, has served as NEON's Chief Financial Officer and Secretary since July 2001. Prior to joining NEON, Mr. Poynter served as Chief Financial Officer for Scalable Software, Inc., a Houston-based software company. From 1993 until joining Scalable, Mr. Poynter was a principal in Dunlukin Enterprises, a private investment and financial consulting firm. Prior to that, Mr. Poynter served as executive vice president and chief financial officer of U.S. Intec, Inc., an American Stock Exchange listed manufacturing concern. Mr. Poynter received an A.B. in Classics from Dartmouth College and an M.B.A. from Harvard Business School.

   Mark Creswell, age 37, has served as NEON's Vice President and General Manager, Shadow Division since October 15, 2001. From 1995 to 2000, Mr. Creswell served as NEON's managing director of its UK subsidiary, NEON Systems
(UK) Ltd., in London, England. Before returning to NEON in his current position, Mr. Creswell served as United Kingdom Managing Director for Framesoft, an investment banking software company based in Switzerland. Originally a systems programmer, Mr. Creswell has held various senior positions with additional high tech organizations prior to joining NEON in 1995. Mr. Creswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

   Jonathan J. Reed, age 46, has served as NEON's Vice President of Business Development since September 2000 and in January 2002 assumed the additional responsibility of Product Marketing. From January 1998 to December 1998, Mr. Reed served as NEON's Director of Marketing and subsequently served as Vice President of Marketing from January 1999 to June 2000. From July 1996 to December 1997, Mr. Reed served as NEON's

Principal Consultant and Technical Marketing Manager. From April 1995 until July 1996, Mr. Reed served as Alliance Manager for Sybase, Inc. From March 1991 to April 1995, Mr. Reed was employed by BMC Software where he served as a Commercial Analyst. Mr. Reed holds a B.S. in Biology from the University of Houston and an M.S. in Management and Computer Science from Houston Baptist University.

   Kevin O'Brien, age 44, has served as NEON's Vice President of Technical Operations since April 2000. From March 1996 to April 2000, Mr. O'Brien served as NEON's Manager of Customer Support. In August 1995, Mr. O'Brien began his employment with NEON as a Customer Support Representative. From April 1994 until August 1995, Mr. O'Brien served as Customer Support Leader for Mission Critical Software. Prior to that, Mr. O'Brien was employed by BMC Software where he served as a Product Author. Mr. O'Brien holds a B.E. in Electrical Engineering from Cork University in Ireland.

   Brent Rhymes, age 34, has served as NEON's Vice President and General Manager, iWave Division since June of 2001. Prior to joining NEON, Mr. Rhymes served as Vice President of Enablement Services at NetIQ Corporation from July 2000 to May 2001 and as President/CEO of Software Realization, Inc. from March of 1997 to July of 2000. Mr. Rhymes has held numerous managerial and technical positions at leading companies including IBM (from 1994 to 1997), Microsoft, and Exxon. Mr. Rhymes holds an MBA from the University of St. Thomas and a B.S., with honors, in Computer Science from the University of Tennessee.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The following table sets forth for the fiscal years indicated the compensation earned by our former Chief Executive Officer, our former Chief Financial Officer, our former President and Chief Operating Officer, and each of our four other most highly compensated executive officers who were serving as officers at the end of the fiscal year ended March 31, 2001 (collectively, the "Named Executive Officers"):

                        SUMMARY COMPENSATION TABLE (1)

                                                                   Long-Term Compensation
                                                               ---------------------------------
                                   Annual Compensation                 Awards            Payouts
                               ------------------------------- ------------------------- -------
                                                               Restricted    Securities
                                                  Other Annual   Stock       Underlying   LTIP    All Other
    Name and Principal         Salary   Bonus     Compensation  Award(s)    Options/SARs Payouts Compensation
       Position(a)        Year   ($)     ($)          ($)         ($)           (#)        ($)       ($)
    ------------------    ---- ------- -------    ------------ ----------   ------------ ------- ------------
Joe Backer(2)...........  2001 192,811 159,695(3)     --            --        100,000      --        --
 Former Chief Executive   2000 130,000 165,971(3)     --            --        300,000      --        --
 Officer                  1999 130,000 144,087(3)     --            --              0      --        --

John Reiland(4).........  2001 158,752  51,279        --            --              0      --        --
 Former Chief Financial   2000 110,000  35,309        --            --              0      --        --
 Officer                  1999 110,000  27,878        --            --         30,000      --        --

Jonathan Reed...........  2001 110,208  69,943        --            --         20,000      --        --
 Vice President of        2000 115,000  34,206        --            --              0      --        --
 Business                 1999 115,000  14,454        --            --         58,450      --        --
 Development

Don Pate................  2001 141,667 119,602(3)     --            --         30,000      --        --
 Senior Vice President    2000 100,000 120,701(3)     --            --              0      --        --
 and General              1999 100,000 160,686(3)     --            --         60,000      --        --
 Manager, Enterprise
 Subsystem
 Management Division

Peter Schaeffer.........  2001 100,000  72,709        --            --         75,000      --        --
 Former Chief Technology  2000 100,000  47,078        --            --         25,000      --        --
 Officer                  1999 100,000  35,256        --            --              0      --        --

Steven Smith............  2001 137,083 115,215(5)     --            --         35,000      --        --
 Former Senior Vice       2000 100,000  53,493(6)     --            --              0      --        --
 President of             1999 100,000  17,977        --            --              0      --        --
 Research and
 Development

Steven Odom(7)..........  2001 137,500  41,875(8)     --        509,380(9)    200,000      --        --
 Former President and     2000     --      --         --            --              0      --        --
 Chief                    1999     --      --         --            --              0      --        --
 Operating Officer

-------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.
(2) Mr. Backer resigned as Chief Executive Officer and left the employ of the Company on December 31, 2000.
(3) The entire portion of the amount listed as bonus is a sales commission paid during the applicable fiscal year.
(4) Mr. Reiland resigned as Chief Financial Officer and left the employ of the Company on October 10, 2000.
(5) Includes $71,516 of sales commissions paid during fiscal 2001.
(6) Includes $17,500 of sales commissions paid during fiscal 2000.
(7) Mr. Odom was named President, Chief Operating Officer and Chief Financial Officer of the Company on October 15, 2000. The numbers on the chart reflect his salary from his start date through March 31, 2001. Had he been employed for the entire year, his salary would have been $275,000 and his other annual compensation would have been $175,000. Mr. Odom resigned as President, Chief Operating Officer and Chief Financial Officer and left the employ of the Company on June 7, 2001.
(8) Includes $7,500 of automobile allowance paid during fiscal 2001.

(9) Mr. Odom received a restricted stock grant of 100,000 shares of NEON's common stock on December 21, 2000. As of March 31, 2001, 100,000 shares of restricted common stock had a fair market value of $466,000. As of June 7, 2001, the date of Mr. Odom's resignation, all rights to the restricted common stock were cancelled pursuant to a Separation Agreement.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options made during the fiscal year ended March 31, 2001 to the Named Executive Officers:

                                      Percent Of
                                        Total                           Potential Realizable Value
                         Number Of     Options                          At Assumed Annual Rates Of
                         Securities   Granted To                         Stock Price Appreciation
                         Underlying   Employees  Exercise Or                For Option Term(4)
                          Options     In Fiscal  Base Price  Expiration ---------------------------
          Name            Granted      Year(1)    ($/Sh)(2)   Date(3)      5% ($)       10% ($)
          ----           ----------   ---------- ----------- ---------- ------------ --------------
Joe Backer..............  100,000(5)     8.19       15.06     06/22/10       947,304      2,400,654
John Reiland............      --          --          --           --            --             --
Jonathan Reed...........   20,000(6)     1.64        6.31     10/24/10        79,398        201,210
Don Pate................   30,000(6)     2.46        6.31     10/24/10       119,097        301,815
Peter Schaeffer.........      --          --          --           --            --             --
Steven Smith............   20,000(6)     1.64        6.31     10/24/10        79,398        201,210
                           15,000(7)     1.23       10.25     07/28/10        96,693        245,038
Steve Odom..............  200,000(8)    16.37        5.09     12/21/10       640,686      1,623,625

--------
(1) Based on a total of 1,221,415 options granted during the fiscal year ended March 31, 2001. During the fiscal year ended March 31, 2001, 364,499 outstanding options were forfeited.
(2) The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1999 Long-Term Incentive Plan.
(3) Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.
(4) In accordance with the rules of the Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of our common stock.
(5) The options granted to Mr. Backer were fully vested as of the date of grant.
(6) The options vest over a four-year period with twenty-five percent (25%) vesting on October 21, 2001, and the remainder vesting quarterly for the following twelve quarters.
(7) The options vest over a four-year period with twenty-five percent (25%) vesting on the first, second, third and fourth anniversaries of the award date, which was July 28, 2000.
(8) The options granted to Mr. Odom were granted on December 21, 2000, and vest over a four-year period with one thirty-sixth of the options vesting each month through December 21, 2001, and one fifty-fourth of the options vesting each month thereafter. As of June 7, 2001, the date of Mr. Odom's resignation, all rights to the options granted were cancelled pursuant to a Separation Agreement.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

   The following table sets forth, for each of the Named Executive Officers, information concerning the number of shares received during fiscal 2001 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on March 31, 2001.

                                                 Number of Securities      Value Of In-The-Money
                           Shares                Underlying Options At      Options At Year-End
                          Acquired     Value         Year End (#)                 ($)(2)
                         On Exercise Realized  ------------------------- -------------------------
          Name               (#)      ($) (1)  Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- --------- ----------- ------------- ----------- -------------
Joe Backer..............       --          --    453,000          --      1,128,380         --
John Reiland............    26,374     187,598    15,000          --            --          --
Jonathan Reed...........       --          --     38,130       49,225        48,812      10,431
Don Pate................       --          --     82,750       60,000       235,265         --
Peter Schaeffer.........   395,835   6,669,820     6,250           --           --          --
Steven Smith............    11,400     312,793    11,400       46,400        41,724      41,724
Steve Odom (3)..........       --          --     33,333      166,667        77,667     388,333

--------
(1) Based on the difference between the option exercise price and the fair market value of NEON's common stock on the exercise date as determined pursuant to the terms of the 1993 Stock Option Plan and 1999 Long-Term Incentive Plan.
(2) Based on the difference between the option exercise price and the closing sale price of $4.66 of our common stock as reported on the Nasdaq National Market on March 31, 2001, the last trading day of our 2001 fiscal year, multiplied by the number of shares underlying the options.
(3) Does not include the 100,000 shares of restricted stock granted to Mr. Odom, as disclosed above. As of June 7, 2001, the date of Mr. Odom's resignation, all rights to the restricted common stock and the options granted were cancelled pursuant to a Separation Agreement.

                           COMPENSATION OF DIRECTORS

   During fiscal 2001, only one of our non-employee directors was monetarily compensated for serving as a member of our Board of Directors. George Ellis received a fee of $1,000 for each of the seven board meetings and four Audit Committee meetings he attended in fiscal year 2001. In July 2001, we authorized paying each of the members of the Special Committee (See STATEMENT OF CORPORATE GOVERNANCE--Special Committee) a fee of $1,000 per committee meeting attended. Additionally, effective January 1, 2002, we authorized paying each non-employee director a fee of $1000 per board meeting attended. In 1999 we adopted the Stock Option Plan for Non-Employee Directors for compensation of our non-employee directors and reserved 100,000 shares of our common stock for issuance thereunder. Under such plan, all current non-employee directors on the Board of Directors (other than Peter Schaeffer) have each been granted an option to purchase 7,500 shares of our common stock in connection with his appointment to our Board. The options granted under the Stock Option Plan for Non-Employee Directors vest equally in 33 1/3% increments on the date of each successive annual meeting during the three-year period following the date of grant. Other non-employee directors who join our Board of Directors would receive identical options to purchase 7,500 shares of NEON common stock exercisable at the fair market value of the common stock at the close of business on the date immediately preceding the date of grant if the 2002 Director Option Plan is not approved by the stockholders. If the 2002 Director Option Plan is approved by our stockholders (see Proposal V and the description of the plan therein), it will replace the Stock Option Plan for Non-Employee Directors. In such event, each current non-employee director who is serving on the Board of Directors immediately following the Annual Meeting of Stockholders scheduled for March 26, 2002 and who served as a non-employee director in any of the last three fiscal years ended March 31, 2001, will receive a one-time initial "Election" option grant to purchase 12,500 shares of common stock for each of such three previous fiscal years, up to a maximum grant of 37,500 shares of common stock of NEON. Non-employee directors subsequently joining the Board of Directors, whether by appointment or election, will also receive a one-time initial "Election" option grant to purchase 12,500 shares of common stock under the 2002 Director Option Plan. Additionally, all non-employee directors serving on the Board of Directors of NEON immediately following any subsequent annual meeting of stockholders after the adoption of the 2002 Director Option Plan who have served as a director of NEON for at least the preceding six months will receive an "Annual" grant of an option to purchase 12,500 shares of common stock under the 2002 Director Option Plan. The Election options granted under the 2002 Director Option Plan vest equally in quarterly increments during the three-year period following the date of grant. The Annual options granted will vest equally in quarterly increments during a two-year period following the date of grant. See Proposal V for a more complete description of the 2002 Director Option Plan.

   All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors are nonqualified stock options and will remain exercisable for a period of ten years from the date of grant or, if sooner, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors would be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

                         COMPENSATION COMMITTEE REPORT

   Decisions on compensation of our executive officers generally are made by the four-member Compensation Committee of our Board of Directors. Each member of the current Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to compensation of our executive officers are reviewed by the Board of Directors. Decisions with respect to awards under certain of NEON's employee benefit plans are made solely by the Compensation Committee in order for such awards to satisfy applicable legal and regulatory considerations. Set forth below is a report prepared by Messrs. Moores, Noell, van den Berg and Holcomb in their capacity as all of the members of the Compensation Committee addressing our compensation policies for fiscal 2001 as they affected our executive officers.

   Compensation Philosophy. In the fiscal year ended March 31, 2001, the Compensation Committee's executive compensation policies were designed to provide a conservative base salary complemented with a bonus system to reward those executives with competitive levels of compensation when compared with similar positions at companies similarly situated, thus integrating pay with the Company's annual and long-term performance goals, rewarding above average corporate performance, recognizing individual initiative and achievements, and assisting NEON in attracting and retaining qualified executives. Targeted levels of total executive compensation were generally set at levels that the Compensation Committee believed to be consistent with others in NEON's industry, although actual compensation levels in any particular year may be above or below those of NEON's competitors, depending upon NEON's performance. Effective January 1, 2002, the Compensation Committee and the full Board of Directors approved an executive compensation plan that eliminates performance based cash compensation bonuses in favor of fixed annual salaries.

   Grant of Stock Awards. The Compensation Committee endorses the position that stock ownership by management and performance-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and helps to attract and retain these persons, and takes this factor into account in designing the compensation packages of the Company's executive officers. Under NEON's 1999 Long-Term Incentive Plan, which has previously been approved by our stockholders, the Company may grant incentive stock options and non-qualified stock options to purchase NEON common stock, stock appreciation rights, restricted stock and performance units to key employees of NEON. Under our 2002 Stock Plan, if approved by our stockholders, NEON may grant non-qualified stock options, stock purchase rights and incentive stock options to employees of NEON and its subsidiaries. Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of the grant. Stock options provide value to the recipients only if and when the market price of NEON's common stock increases above the option grant price. Stock acquired pursuant to a stock purchase right provides value to the recipient if, at the time of its vesting, the market price of NEON's common stock exceeds the recipient's purchase price for the stock.

   Base Salary and Incentive Bonus Compensation. In addition to stock-based awards in the form of option grants, in fiscal and calendar year 2001, there were two components of NEON's non-stock-based compensation program. First, executive officers received an annual base salary, which was believed to be consistent with similar positions at similar companies in the industry. Second, executive officers were eligible to receive an annual bonus comprised of (i) an amount, up to a maximum established amount per year, awarded based upon the executive's meeting and exceeding established performance and other corporate goals set by the Compensation Committee, and/or (ii) an amount equal to a percentage of sales based upon NEON's sales performance. The Compensation Committee believes these principal components of NEON's compensation plan were commensurate with others in the industry. However, effective January 1, 2002, the Compensation Committee and the full Board of Directors approved an executive compensation plan that eliminates performance based cash compensation bonuses in favor of fixed annual salaries.

   Fiscal 2001 Chief Executive Officer Compensation. In the fiscal year ended March 31, 2001, the Compensation Committee considered several factors in establishing our Chief Executive Officer's compensation package, including compensation practices in the industry, performance level, contributions toward achievement of strategic goals and NEON's overall financial and operating success. Mr. Backer's compensation for fiscal 2001 as President and Chief Executive Officer principally consisted of a base salary and bonus. Mr. Backer's base salary for fiscal 2001 was established by the Compensation Committee based upon factors described above relating to executive officers in general. The bonus paid to Mr. Backer in fiscal 2001 was determined as a percentage of sales based upon the sales performance of the Company. Mr. Backer did not participate in the Compensation Committee's decision regarding his compensation. Mr. Backer resigned as NEON's Chief Executive Officer on December 31, 2000. Mr. Moores acted as interim Chief Executive Officer from June 2001 to October 2001. October 15, 2001, the Board of Directors appointed Louis R. Woodhill as the President and Chief Executive Officer of NEON. Mr. Woodhill served as President and Chief Executive Officer from October 15, 2001 to December 31, 2001 without a compensation package. The Compensation Committee authorized a bonus of $135,000 based on Mr. Woodhill's achievement of a number of operational improvements resulting in a refocusing of NEON's strategic direction in the quarter ended December 31, 2001. Effective January 1, 2001, the Compensation Committee and the full Board of Directors approved an executive compensation plan setting Mr. Woodhill's annual compensation at a base salary of $450,000 and authorizing the grant of an option to purchase 400,000 shares under the 1999 Long-Term Incentive Plan. The Compensation Committee has determined that such compensation package is commensurate with the policies set forth above for setting the compensation of our Chief Executive Officer and is believed by the Compensation Committee to be consistent with similar positions at similar companies in the industry.

   Limit on the Deductibility of Executive Compensation. In 1993, Congress amended the Internal Revenue Code to add Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance based compensation does not have to be taken into account for the purposes of this limitation. The Compensation Committee intends to recommend action in connection with NEON's benefit plans and salary and bonus policies to address this issue if and when circumstances require.

                                          Submitted by the Compensation
                                           Committee,

                                          John J. Moores
                                          Charles E. Noell, III
                                          Norris van den Berg
                                          Richard Holcomb

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Moores, Noell, van den Berg, and Holcomb served on NEON's Compensation Committee during fiscal 2001 and are continuing to serve on that committee. These individuals do not serve as officers or employees of NEON. The following sets forth interlocks involving the executive officers and directors of NEON.

   NEON interlocks with Peregrine/Bridge Transfer Corporation. Mr. Noell and Mr. van den Berg serve as directors of Peregrine/Bridge Transfer Corporation. Mr. Webb serves as the Vice President and General Counsel of Peregrine/Bridge Transfer Corporation, for which Mr. Webb received an annual salary of $280,000 and an $80,000 bonus from Peregrine/Bridge Transfer Corporation. On June 1, 2001, Mr. Webb became an employee of NEON Systems, Inc. at an annual salary of $360,000 and an $80,000 bonus. Through his interest in Skunkware, Inc., Mr. Moores beneficially owns approximately 96% of Peregrine/Bridge Transfer Corporation. Through their interests in Skunkware, Inc., each of Messrs. Noell, van den Berg and Webb beneficially own approximately 1%, and each of Messrs. Pate and Reed beneficially own less than 1%, of Peregrine/Bridge Transfer Corporation. See "Certain Transactions--Peregrine/Bridge Transfer Corporation Agreements."

   NEON interlocks with Skunkware, Inc. Messrs. Noell, Moores and van den Berg serve as the directors of Skunkware, Inc., the sole stockholder of Peregrine/Bridge Transfer Corporation. Mr. Moores beneficially owns approximately 96% of Skunkware, Inc. Each of Messrs. Noell, van den Berg and Webb beneficially own approximately 1%, and each of Messrs. Pate and Reed beneficially own less than 1%, of Skunkware, Inc.

   NEON interlocks with Scalable Software, Inc. On December 21, 2001, NEON announced that it had entered into a non-binding term sheet to be granted a two-year option to acquire Scalable Software, Inc., a privately held Houston-based provider of software asset lifecycle management tools for Windows networks. This term sheet reflected a revision by NEON and Scalable Software of NEON's previously announced plan to acquire Scalable Software. In addition, NEON also announced that Louis R. Woodhill, its Chief Executive Officer, and Jim Woodhill have been appointed to the Board of Directors of NEON. Louis Woodhill is a founder of Scalable Software, Inc. and both Louis and Jim Woodhill serve on Scalable Software's Board of Directors, together with John
J. Moores, Peter Schaeffer and Charles E. Noell, III. Louis Woodhill is also a founder and chairman of the board of Configuresoft, Inc., a Colorado-based software company that provides configuration management solutions for Windows NT networks and he currently continues to serve as the Chief Executive Officer of Scalable Software. See "Certain Transactions--Scalable Software, Inc. Agreements."

                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

   The percentage of shares owned provided in the table is based on 8,672,103 shares outstanding as of February 15, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of February 15, 2002 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

   The following table sets forth certain information regarding beneficial ownership of our common stock as of February 15, 2002 by:

  . each of our directors;

  . Joe Backer, our former Chief Executive Officer, John Reiland, our former
    Chief Financial Officer, Steve Odom, our former President and Chief Operating Officer, and each of the four other most highly compensated individuals who served as our executive officers at fiscal year end (the "Named Officers");

  . all individuals who serve as directors or executive officers as a group;
    and

  . each person who is known by us to own beneficially more than 5% of our common stock.

                                                 Shares Beneficially Owned
                                                 ------------------------------
    Directors, Officers and 5% Stockholders         Number        Percent(1)
    ---------------------------------------      --------------- --------------
John J. Moores(2)..............................        3,649,342          42.0%
Charles E. Noell, III(3).......................          224,469           2.6%
Norris van den Berg(4).........................          104,160           1.2%
Richard Holcomb(5).............................           19,300             *
Joe Backer(6)..................................          578,300           6.6%
Peter Schaeffer................................          369,335           5.1%
Don Pate(7)....................................          107,125           1.2%
Jonathan J. Reed(8)............................           64,338             *
George H. Ellis(9).............................            5,000             *
Steve Odom.....................................              -0-             *
John Reiland(10)...............................           15,000             *
Louis R. Woodhill(11)..........................           15,000             *
Jim Woodhill(12)...............................           92,885           1.1%
All executive officers and directors as a group
 (13 persons) (13).............................        5,244,254          60.4%

--------
*  Less than 1%
(1) The percentage of ownership calculation is based on 8,672,103 shares issued and outstanding.
(2) Includes 744,265 shares of common stock owned by various family trusts for which Mr. Moores serves as trustee, as to which Mr. Moores disclaims beneficial ownership. Includes 10,000 shares of common stock owned by JMI Services, Inc. Also includes 2,500 shares of common stock issuable upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(3) Includes 2,500 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.

(4) Includes 98,660 shares of common stock owned by a family trust. Includes 2,500 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(5) Includes 16,300 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(6) Includes 20,000 shares held by John Backer and Kristin Backer, the children of Mr. Backer, as to which Mr. Backer disclaims beneficial ownership. Includes 543,000 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(7) Includes 107,125 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(8) Includes 58,993 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(9) Includes 5,000 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(10) Includes 15,000 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.
(11) Includes 15,000 shares of common stock held by the Woodhill Foundation.
(12) Includes 15,000 shares of common stock held by the Woodhill Foundation and 11,685 shares held as trustee for a dependent.
(13) Includes 752,918 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 15, 2002.

                             CERTAIN TRANSACTIONS

Peregrine/Bridge Transfer Corporation Agreements

   NEON entered into a distributor agreement with Peregrine/Bridge Transfer Corporation, a database software company, in January 1996. Previously under the distributor agreement, NEON marketed and sublicensed certain Enterprise Subsystem Management products under a non-exclusive worldwide license from Peregrine/Bridge Transfer Corporation. The distributor agreement provided that NEON pay license fees for licensed products and for maintenance and support and upgrade services equal to 50% of the revenues received by NEON. NEON incurred license fees of $703,337, $979,246 and $1,588,000 to Peregrine/Bridge Transfer Corporation in fiscal 1999, 2000 and 2001, respectively.

   In December 1998, NEON and Peregrine/Bridge Transfer Corporation amended the distributor agreement. The amended agreement grants us an exclusive, worldwide license to market and sublicense Enterprise Subsystem Management products, with the exception of limited co-marketing rights held by IBM relating to one of the Peregrine/Bridge Transfer Corporation Enterprise Subsystem Management products. The amended distributor agreement has an initial term through March 31, 2004. The amended agreement grants us first refusal rights to acquire Peregrine/Bridge Transfer Corporation by matching any third-party offer that Peregrine/Bridge Transfer Corporation or its stockholder chooses to accept, and an option to acquire Peregrine/Bridge Transfer Corporation that is exercisable on or after January 1, 2002 or such earlier date that we have paid Peregrine/Bridge Transfer Corporation license fees totaling $10.0 million or more in any single fiscal year. Beginning April 1, 1999, the amended agreement provides for us to make quarterly advances in respect of anticipated license fees, with the advances to be in equal quarterly payments based on annualized license fee amounts of $1.0 million, $2.0 million, $3.0 million, $4.0 million and $5.0 million for fiscal 2000, 2001, 2002, 2003 and 2004, respectively. Following the date, if any, in each quarter when the license fees earned equal the aggregate amount of quarterly advances outstanding on the first day of such quarter, the license fee that we pay under the agreement decreases from 50% to 40% of the revenues received by us, with the decrease continuing in effect until the start of the next quarter. Upon any termination or expiration of the distributor agreement, any advances then outstanding are to be refunded to us by Peregrine/Bridge Transfer Corporation.

   When entered into, a services agreement between NEON and Peregrine/Bridge Transfer Corporation provided that Peregrine/Bridge Transfer Corporation would pay NEON for general and administrative services supplied to it by NEON for the time spent by our management developing and implementing Peregrine/Bridge Transfer Corporation's product development and marketing strategy and for the use of available space in NEON's offices from time to time. The services agreement was terminable on 30 days' notice by either party. Peregrine/ Bridge Transfer Corporation paid NEON $33,995 per month under the services agreement. For fiscal 1999, 2000 and 2001, $287,076, $287,940 and $398,000, respectively, were paid by Peregrine/Bridge Transfer Corporation to NEON under this arrangement. The scope of and charge for such services were determined pursuant to negotiations between NEON's officers and the non-employee directors of Peregrine/Bridge Transfer Corporation. We believe that the fees for the services provided by NEON to Peregrine/Bridge Transfer Corporation were no less favorable than those that would have been obtained from an unaffiliated entity in an arm's-length negotiation. By agreement, and pursuant to written notice provided by PBTC to NEON, this Services Agreement was terminated effective September 30, 2001. From that date NEON ceased providing management services to PBTC, and instead provides only record keeping services for which PBTC pays NEON $5,000 per month. Such agreement is terminable at the will of either party.

   Due to the timing of cash payments between the two parties related to the distributor agreement and the services agreement described in the preceding two paragraphs, NEON had accounts receivable (payable)-related party balances of $278,817, ($6,942) and $0 as of March 31, 1999, 2000 and 2001,
respectively.

   See "Compensation Committee Interlocks and Insider Participation--NEON interlocks with Peregrine/ Bridge Transfer Corporation."

Scalable Software, Inc. Agreements

   On July 17, 2001, NEON announced that it had entered into a letter of intent to acquire Scalable Software, Inc., a Houston-based provider of client effectiveness management tools for Windows networks. Several members of NEON's Board of Directors have a financial interest in Scalable Software. In connection with the

Letter of Intent, NEON and Scalable Software entered into a Promissory Note dated July 17, 2001, which provided bridge financing to Scalable in a maximum amount of $3.0 million and is secured by the personal guarantees of John J. Moores, Louis R. Woodhill and Jim Woodhill. On November 13, 2001, the promissory note was amended to increase the maximum lending limit to $3.5 million, with such increased amount remaining personally guaranteed by Messrs. Moores, Woodhill and Woodhill.

   Due to the interests in Scalable Software by several members of NEON's Board of Directors, the Board of Directors concluded that it would be appropriate to create a Special Committee comprised solely of directors who have no interest in Scalable Software to review the terms of the proposed acquisition. After thorough consideration and discussion by the Special Committee and its advisors, the Special Committee proposed that the payment of the consideration for the acquisition be structured as an earn out, in which the NEON stock to be used as consideration would be placed in escrow subject to release to the Scalable Software shareholders upon Scalable Software's attainment of specified revenue and profitability goals. This proposal was unacceptable to Scalable Software and was rejected. The status of the proposed acquisition was then discussed at a special meeting of NEON's Board of Directors in December 2001. After thorough consideration and discussion and upon endorsement by the Special Committee, NEON's Board of Directors approved modifications to the proposed terms and conditions for the acquisition such that the transaction would be structured as an option to acquire Scalable Software as discussed below.

   On December 21, 2001, NEON announced that it had entered into a non-binding term sheet to be granted a two-year option to acquire Scalable Software. This term sheet reflects a revision by NEON and Scalable Software of NEON's previously announced letter of intent to acquire Scalable Software. In connection with the Option to acquire Scalable Software, NEON has agreed to provide bridge financing of up to $5.5 million, in addition to the $3.5 million previously loaned to Scalable Software that is secured by personal guarantees from John Moores, Louis R. Woodhill and Jim Woodhill. The aggregate financing has a 36-month term and will not bear interest during the term of the two-year option to acquire Scalable Software. After the expiration of the option, the loan will bear interest at the prime rate plus two percentage points. In addition to the personal guarantees of John J. Moores, Louis R. Woodhill and Jim Woodhill for the initial $3.5 million loaned to Scalable Software, the aggregate loan amount will be secured by all of the intellectual property rights of Scalable Software. The term sheet provides that NEON may exercise the option to acquire Scalable Software at any time during the two-year term, subject to provisions that would require NEON to exercise its option within a 30-day window under certain circumstances or forfeit the option. If NEON exercises the option and acquires Scalable Software, each of the approximately 19,400,000 outstanding shares of common stock of Scalable Software would be converted into approximately 0.135 of a share of NEON common stock and outstanding options and warrants to purchase approximately 3,000,000 shares of common stock of Scalable Software would become options and warrants to purchase common stock of NEON on the same conversion basis. The transaction is subject to the negotiation and execution of definitive documentation. As previously disclosed, several members of NEON's Board of Directors have a financial interest in Scalable Software. Prior to NEON exercising the option to acquire Scalable Software, the Special Committee would review the negotiated terms of the proposed acquisition and NEON would seek to obtain a fairness opinion regarding the transaction from a financial advisory firm. The acquisition of Scalable Software will require approval of the stockholders of NEON and the NEON Board of Directors.

   In addition, NEON also announced on December 21, 2001, that Louis R. Woodhill, its President and Chief Executive Officer, and Jim Woodhill had been appointed to the Board of Directors of NEON. Louis R. Woodhill and Jim Woodhill are both directors and stockholders of Scalable Software. Louis R. Woodhill is also the President and Chief Executive Officer of Scalable Software.

Sheer Genius Software, Inc. Agreements

   On January 3, 2002, NEON entered into a Services Agreement with Sheer Genius Software, Inc. of Austin, Texas, a company owned by or affiliated with Jim Woodhill. Under the first Project Description negotiated for such Services Agreement, Sheer Genius will provide development services to NEON on a budgeted time and materials basis and will deliver fixed deliverables, consisting primarily of developed source code. The term of the Project Description is six months and the maximum aggregate fees will be $480,000. Under the Services Agreement, all intellectual property created by Sheer Genius in the course of performing the Services shall be owned by NEON. Additionally, Sheer Genius will receive a license back of such intellectual property for limited use in the development by Sheer Genius of software that does not compete with software distributed by NEON.

Also, JMI Services, Inc., a private company owned by John J. Moores, Neon's Chairman, is a creditor of Sheer Genius, holding a promissory note dated August 31, 2001 in the amount of $200,000. The Board of Directors reviewed the terms of the Services Agreement and Project Description and approved such agreements following disclosure of the interest of its officers and directors associated with Sheer Genius.

Other Directorships

   Members of our Board of Directors also serve as officers or directors of other software or computing companies. NEON and such companies, despite each being software companies, are not sufficiently similar in their operations to be competitors. We do not believe that the concurrent service of our directors as officers and/or directors of the entities listed in their biographical descriptions poses potential conflicts of interest.

                               PERFORMANCE GRAPH

   The following graph compares the annual cumulative total stockholder return on an investment of $100 on March 5, 1999 (the date of the Company's initial public offering) in our common stock, based on the market price of the common stock at the end of our fiscal years ended March 31, 1999, 2000 and 2001, with the cumulative total return of a similar investment in companies on the Nasdaq Stock Market (U.S.) Index and the Chase H & Q Computer Software Index.




[Performance Graph]

                                                         Cumulative Total Return
                                                         -----------------------
                                                          3/99    3/00    3/01
                                                         ------- ------- -------
NEON SYSTEMS, INC................................ 100.00  366.67  220.00   31.04
NASDAQ STOCK MARKET (U.S.)....................... 100.00  105.31  195.74   78.42
CHASE H & Q COMPUTER SOFTWARE.................... 100.00   97.82  234.85  106.87

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of more than ten percent (10%) of any class of equity security registered pursuant to the Securities Act of 1933, as amended, make certain filings with the SEC and the Company. We believe, based on information provided to us by the reporting persons, that during the fiscal year ended March 31, 2001, all directors, officers and ten percent (10%) beneficial owners timely complied with such filing requirements except as follows: Stephen E. Odom failed to timely file his initial Form 3.

                                  PROPOSAL II

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the Company's independent public accountants for the fiscal year ending March 31, 2002. This selection was based upon the recommendation of our audit committee. KPMG LLP has audited the Company's financial statements since its initial public offering in fiscal 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Fees billed to the Company by KPMG LLP during Fiscal 2001

 Audit Fees:

   Audit fees billed to the Company by KPMG LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $141,000.

 Financial Information Systems Design and Implementation Fees:

   The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

 All Other Fees:

   Fees billed to the Company by KPMG LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $54,115.

   The audit committee believes that the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" was compatible with maintaining KPMG LLP's independence from the Company.

Stockholder Ratification and Board Recommendation

   Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting. Abstentions will have the effect of a vote against this proposal to ratify the selection of the independent auditors.

   YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL III

             AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

Approval by Our Board of Directors

   On January 28, 2002, our Board of Directors unanimously adopted resolutions proposing, declaring advisable and recommending that our stockholders authorize the amendment and restatement of our Amended and Restated Certificate of Incorporation to remove Article 11 of our Certificate of Incorporation. Article 11 of our Certificate of Incorporation provides that there must be an affirmative vote of the holders of at least two-thirds of our shares to adopt an agreement of merger or to approve the sale, lease or exchange of all or substantially all of our property and assets. This supermajority voting requirement exceeds the vote that would otherwise be required for mergers and similar transactions as described below. In addition, the language as drafted in Article 11 may require stockholder approval for certain transactions that would not otherwise require stockholder approval.

Purpose of the Amendment

   The purpose of the amendment is to provide us with greater flexibility to enter into corporate transactions and to do so without incurring the expense and delay of receiving stockholder approval, if stockholder approval is not otherwise required. NEON will continue to be subject to the requirements of Delaware law and the rules of the Nasdaq Stock Market, upon which our common stock is listed for trading. Under Delaware law and the Nasdaq rules, the approval of the holders of a majority of the shares outstanding is required to approve the merger of NEON with another company, the sale, lease or exchange of all or substantially all of our property and assets, or any acquisition transaction in which common stock (or securities convertible into common stock) will be issued that has 20% or more of the total voting power outstanding before the issuance of such securities.

   NEON's management routinely evaluates merger or acquisition opportunities. The affect of this proposal would be to facilitate such a transaction, including the proposed acquisition of Scalable Software if NEON chooses to exercise its option to acquire Scalable Software. See "Certain Transactions-- Scalable Software, Inc. Agreements."

Reservation of Rights

   Even if you approve the amendment to our Amended and Restated Certificate of Incorporation, our Board of Directors reserves the right not to proceed, if, at any time prior to filing the amendment with the Secretary of State of the State of Delaware, our Board of Directors determines that the amendment is no longer in our and our stockholders' best interests.

Vote Required

   Under our Amended and Restated Certificate of Incorporation and Delaware law, approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least two-thirds of the outstanding shares of common stock. Abstentions may be specified on this proposal. Abstentions and broker non-votes will have the effect of a vote against this proposal to amend our Amended and Restated Certificate of Incorporation.

Recommendation of Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                  PROPOSAL IV

                        APPROVAL OF THE 2002 STOCK PLAN

Approval by Our Board of Directors

   Our Board of Directors determined that it is in our best interests and the best interests of our stockholders to adopt the 2002 Stock Plan (described below). On January 28, 2002, our Board of Directors adopted the 2002 Stock Plan, subject to the approval of stockholders, and reserved 2,000,000 shares of our common stock for issuance thereunder, plus (a) any shares of our common stock which have been reserved but not issued under our 1999 Long-Term Incentive Plan as of the date of stockholder approval of the 2002 Stock Plan,
(b) any shares of our common stock returned to the 1999 Long-Term Incentive Plan as a result of termination of options or repurchase of shares of our common stock issued under the 1999 Long-Term Incentive Plan and (c) annual increases on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by our Board of Directors. The 2002 Stock Plan is intended to replace the 1999 Long-Term Incentive Plan. As of the date of this proxy, no options had been granted pursuant to the 2002 Stock Plan.

Description of the NEON Systems, Inc. 2002 Stock Plan

   General. The purpose of the 2002 Stock Plan is to help us attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and the employees of our parent and subsidiary companies and to promote the success of our business. Options granted under the 2002 Stock Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the 2002 Stock Plan.

   Administration. The 2002 Stock Plan may generally be administered by our Board of Directors or a committee appointed by the board, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan.

   Eligibility. Nonstatutory stock options, incentive stock options and stock purchase rights may be granted to our employees and to employees of any of our parent or subsidiary companies. The administrator, in its discretion, selects which of our employees to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant. As of January 31, 2002, approximately 100 persons were eligible to receive options and/or stock purchase rights under the 2002 Stock Plan.

   Limitations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2002 Stock Plan provides that no employee may be granted, in any fiscal year, options and stock purchase rights to purchase more than 500,000 shares of our common stock.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee and is subject to the following terms and conditions:

     (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option intended to qualify as "performance based compensation" under Section 162(m) of the Code may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted. The closing sale price of the Company's common stock on the Nasdaq National Market on February 15, 2002 was $6.01 per share.

     (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any other form consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. If an optionee's employment with us terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's employment with us terminates due to the optionee's death or disability, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination.

     (e) Nontransferability of Options. Unless otherwise determined by the administrator with respect to nonstatutory stock options, options granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

   Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the administrator.

   Stock Purchase Rights. In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the administrator.

   Adjustments Upon Changes in Capitalization. In the event that our common stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2002 Stock Plan, the number of shares that may be added to the 2002 Stock Plan on an annual basis, the number of shares that may be granted to an optionee in any year and in connection with an optionee's initial employment with us, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2002 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

   In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

   In connection with our merger with or into another corporation or our "change of control," as defined in the 2002 Stock Plan, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

   Amendment and Termination of the Plan. Our Board of Directors may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the 2002 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Stock Plan shall terminate ten (10) years from the date the 2002 Stock Plan was adopted by our Board of Directors.

   The foregoing is only a summary of the 2002 Stock Plan. It does not purport to be complete. A complete copy of the 2002 Stock Plan is attached as Appendix
A. Stockholders are encouraged to review the 2002 Stock Plan in its entirety.

New Plan Benefits


   In January of 2002, the Board of Directors approved a new compensation plan submitted by the management of NEON. Under such plan, all officers and employees of NEON would receive some level of option grant under the 2002 Stock Plan if it is approved by the stockholders if and as needed to raise such officer or employee to a commensurate level of option grants with similarly situated peers in the industry as determined by the Company. No options under the 2002 Stock Plan will be granted until we receive stockholder approval of the plan. We do not anticipate that any one person will receive 5% or more of the shares reserved for issuance under the 2002 Stock Plan. The dollar value of options to be granted under the 2002 Stock Plan is not determinable. The dollar value of options granted under the 2002 Stock Plan depends on the Exercise Price, as defined in the plan. The Exercise Price is based on the Fair Market Value of the Common Stock on the date of the grant, as defined in the plan. Until the options are granted, the Fair Market Value is not determinable. The following table sets forth the current anticipated New Plan Benefits as of February 15, 2002 that may be granted under the 2002 Stock Plan if it is approved by the stockholders for the following:

  . The current Chief Executive Officer and each of the four other most highly compensated individuals who currently serve as our executive officers as of February 15, 2002;

  .  All current executive officers as a group;

  .  All current directors who are not executive officers as a group; and

  . All employees, including all current officers who are not executive officers, as a group;

                               NEW PLAN BENEFITS

                                2002 Stock Plan

                                                           Dollar (2) Number of
                  Name and Position(1)                     Value ($)    Units
                  --------------------                     ---------- ---------
Louis R. Woodhill, President and Chief Executive
 Officer.................................................                   -0-
Wayne Webb, Jr., Senior Vice President and General
 Counsel.................................................                71,980
Mark Creswell, Vice President and General Manager, Shadow
 Division................................................                   -0-
Don Pate, Senior Vice President and General Manager,
 Enterprise Subsystems Management Division...............                63,000
Jonathan Reed, Vice President Business Development and
 Product Marketing.......................................                19,500
Executive Group..........................................               323,500
Non-Executive Director Group.............................                   -0-
Non-Executive Officer Employee Group.....................             1,510,619

--------
(1) Disclosure of the options granted to the Named Executive Officers is limited to the current Chief Executive Officer and the four most highly compensated executive officers that are currently employed by NEON Systems as of February 15, 2002. NEON does not anticipate that any options will be granted to any Named Executive Officers except as disclosed in the table above.
(2) The dollar value of options to be granted under the 2002 Stock Plan is not currently determinable. The dollar value of options granted under the 2002 Stock Plan depends on the Exercise Price, as defined in the plan. The Exercise Price is based on the Fair Market Value of the Common Stock on the date of the grant, as defined in the plan. Until the options are granted, the Fair Market Value is not determinable.

Federal Income Tax Consequences

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Under proposed regulations, for an incentive stock option exercised on and after January 1, 2003, the excess of the then fair market value of the shares over the exercise price will constitute "wages" for FICA and FUTA tax purposes at the time of exercise, but not for income tax purposes. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of ours. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because we may repurchase the stock when the purchaser ceases to provide services to us. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when our right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a right of repurchase.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of purchase) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is our employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of ours.

   The foregoing is only a summary of the effect of federal income taxation upon us and our optionees with respect to the grant and exercise of options under the 2002 Stock Plan. It does not purport to be complete and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Vote Required

   The approval of the NEON Systems, Inc. 2002 Stock Plan requires the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote on the subject matter. Abstentions may be specified on this proposal. Abstentions will have the effect of a vote against this proposal to approve the NEON Systems, Inc. 2002 Stock Plan. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2002 STOCK PLAN.

                                  PROPOSAL V

                   APPROVAL OF THE 2002 DIRECTOR OPTION PLAN

   In January 2002 our Board of Directors adopted the 2002 Director Option Plan, subject to the approval of our stockholders. The 2002 Director Option Plan is intended to replace our Stock Option Plan for Non-Employee Directors, which the Board of Directors plans to terminate after approval of the 2002 Director Option Plan. Our Board of Directors has reserved a maximum of 250,000 shares of our common stock for issuance under the 2002 Director Option Plan plus (a) any shares of our common stock which have been reserved but not issued under our Stock Option Plan for Non-Employee Directors as of the date of stockholder approval of this 2002 Director Option Plan, (b) any shares of our common stock returned to the Stock Option Plan for Non-Employee Directors as a result of termination of options or repurchase of shares issued under the Stock Option Plan for Non-Employee Directors, and (c) annual increases on the first day of each fiscal year, beginning on April 1, 2003, equal to the lesser of (i) 2% of the outstanding shares of our common stock on such date or (ii) an amount determined by our Board of Directors.

Description of the NEON Systems, Inc. 2002 Director Option Plan

   Purpose. The purpose of the 2002 Director Option Plan is to attract and retain highly qualified directors who are not our employees.

   Administration. The 2002 Director Option Plan provides for grants of options to be made in two ways:

      (a) Each non-employee director is automatically granted a one-time option to purchase up to 37,500 shares, referred to as the "Election Option," on: (i) the date on which the 2002 Director Option Plan is approved at a meeting by stockholders provided that he or she is a non-employee director immediately following such meeting and has served as a non-employee director during any fiscal year prior to and including the fiscal year ended March 31, 2001 or (ii) the date on which such person first becomes a non-employee director, if such date is subsequent to (i), whether through election by our stockholders or appointment by our Board of Directors to fill a vacancy; provided, however, that an employee director who ceases to be an employee director on a date subsequent to (i) but who remains a director will not receive an Election Option upon such event. In the case of (i), the number of shares subject to an Election Option will be 12,500 for each full or partial fiscal year in which the non-employee director served as a non-employee director of NEON as of March 31, 2001, up to a maximum of three years of service. For example, the awards for directors who served one year, two years, and three years would be 12,500, 25,000 or 37,500, respectively. In the case of (ii), the number of shares subject to an Election Option will be 12,500; and

      (b) Each non-employee director is automatically granted an option to purchase 12,500 shares, referred to as the "Annual Option," on the date of each of our subsequent annual stockholders meeting following the Annual Meeting of Stockholders scheduled for March 26, 2002, if he or she is a non-employee director immediately following such meeting and on such dates he or she shall have served on our Board of Directors for at least the preceding six (6) months.

   Eligibility. Only non-employee directors are eligible to receive nonstatutory stock options under the 2002 Director Option Plan. Currently, our Board of Directors consists of eight directors of whom seven are non-employee directors.

   Terms and Conditions of Options. Each option is evidenced by a director option agreement between us and the relevant non-employee director, and is subject to the following additional terms and conditions:

   Exercise Price. The exercise price of options granted under the 2002 Director Option Plan is 100% of the fair market value per share of our common stock on the date of grant. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted. The closing sale price of the Company's common stock on the Nasdaq National Market on February 15, 2002 was $6.01 per share.

   Exercise of Option. An Election Option will vest quarterly over 3 years from the date of grant. An Annual Option will vest quarterly over 2 years from the date of grant. An option will be exercisable in whole or in part by giving us written notice, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

   Forms of Consideration. We receive no consideration for granting options under the 2002 Director Option Plan. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Director Option Plan permits payment to be made by cash, check, other shares of common stock of the Company (with some restrictions), cashless exercises or any combination of these alternatives.

   Term of Option. The term of any option shall be ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

   Termination of Directorship. If a non-employee director's status as a director terminates for any reason (excluding death or disability), then all options held by him or her under the 2002 Director Option Plan expire 3 months following the termination. If the non-employee director's status as a director terminates due to death or disability, then all options held by him or her under the 2002 Director Option Plan expire 12 months following the termination. In no case may an option be exercised after its 10-year term.

   Nontransferability of Options. Unless otherwise determined by the Board, options granted under the 2002 Director Option Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the non-employee director's lifetime only by the non-employee director.

   Other Provisions. The director option agreement may contain other terms, provisions and conditions consistent with the 2002 Director Option Plan as may be determined by the Board.

   Adjustments Upon Changes in Capitalization. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2002 Director Option Plan, the number and class of shares of stock subject to any outstanding option, the exercise price of any such outstanding option and the number of shares that may be subsequently issued pursuant to Election and Annual Options.

   In the event of our proposed liquidation or dissolution, any unexercised options will terminate prior to such action.

   In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the 2002 Director Option Plan. If following such assumption or substitution a non-employee director's status as a director terminates other than by his or her voluntary resignation, the option shall become fully vested and exercisable and shall remain exercisable in accordance with the provisions of the 2002 Director Option Plan and the applicable option agreement. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of thirty (30) days from the date our Board of Directors notifies the non-employee director of the option's full exercisability, after which period the option will terminate.

   Amendment and Termination of the 2002 Director Option Plan. Our Board of Directors may amend, alter, suspend or terminate the 2002 Director Option Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 2002 Director Option Plan to the extent necessary to comply with applicable laws or regulations. No such action by our Board of Directors or stockholders may alter or impair any option previously granted under the 2002 Director Option Plan without the consent of the non-employee director. Unless terminated earlier, the 2002 Director Option Plan will terminate ten (10) years from the date of its approval by our stockholders.

   The foregoing is only a summary of the 2002 Director Option Plan. It does not purport to be complete. A complete copy of the 2002 Director Option Plan is attached as Exhibit B. Stockholders are encouraged to review the 2002 Director Option Plan in its entirety.

New Plan Benefits

   The following table shows in the aggregate the amount of options to purchase shares of our common stock that will be granted to non-employee directors under the 2002 Director Option Plan in fiscal 2002, if the 2002 Director Option Plan is approved by the stockholders. If re-elected to the Board by the stockholders, Messrs. van den Berg, Ellis and Holcomb and all other current non-employee directors shall each receive an Election Option to purchase up to 37,500 shares which vests over a three-year period. No Annual Options will be granted until the next scheduled annual stockholders meeting.

                           2002 Director Option Plan

                                                                    Number of
Name and Position                                  Dollar Value ($) Shares (2)
-----------------                                  ---------------- ---------
Non-Executive Directors as a Group (seven
 persons).........................................        (1)        187,500
Norris van den Berg...............................                    37,500
George H. Ellis...................................                    25,000
Richard Holcomb...................................                    37,500
John J. Moores....................................                    37,500
Charles E. Noell, III.............................                    37,500
Peter Schaeffer...................................                    12,500
Jim Woodhill......................................                         0

--------
(1) The Company cannot determine the dollar value of benefits to be awarded under the 2002 Director Option Plan. All option grants pursuant to the 2002 Director Option Plan shall have an exercise price per share equal to the fair market value of our common stock on the date of the grant.

(2) In the event that the 2002 Director Option Plan is approved by the stockholders of NEON, the aggregate number of shares available for grant under the 2002 Director Option Plan will be 250,000 new shares, plus 55,000 shares reserved for issuance under the Stock Option Plan for Non-Employee Directors that are not currently subject to previously granted options.

Federal Income Tax Consequences

   The following discussion summarizes certain U.S. federal income tax considerations for non-employee directors receiving options under the 2002 Director Option Plan and certain tax effects for us, based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this plan:

   Nonstatutory Stock Options. Options granted under the 2002 Director Option Plan do not qualify as incentive stock options under Section 422 of the Code. A non-employee director does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the non-employee director recognizes taxable income generally measured by the excess of the fair market value on the date of exercise for the shares exercised over the exercise price. We are entitled to a deduction in the same amount as the ordinary income recognized by the non-employee director. Upon a disposition of such shares by the non-employee director, any difference between the sale price and the relevant option's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on how long after exercise the shares are sold. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   The foregoing is only a summary of the effect of federal income taxation upon us and optionees with respect to the grant and exercise of options under the 2002 Director Option Plan. It does not purport to be complete and does not discuss the tax consequences of the director's death or the provisions of the income tax laws of any municipality, state or foreign country in which the director may reside.

Vote Required

   The approval of the NEON Systems, Inc. 2002 Director Option Plan requires the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote on the subject matter. Abstentions may be specified on this proposal. Abstentions will have the effect of a vote against this proposal to approve the NEON Systems, Inc. 2002 Director Option Plan. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2002 DIRECTOR OPTION PLAN.

                NO INCORPORATION BY REFERENCE; NO SOLICITATION

   In NEON's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing that you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   This proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of NEON's common stock.

                                 OTHER MATTERS

   We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          James Bradford Poynter
                                          Secretary

Dated: February 27, 2002

                                                                      Exhibit A

                              NEON SYSTEMS, INC.

                                2002 STOCK PLAN

   1. Purposes of the Plan. The purposes of this 2002 Stock Plan are:

     . to attract and retain the best available personnel for positions of substantial responsibility,

     .  to provide additional incentive to Employees, and

     .  to promote the success of the Company's business.

   Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" means the occurrence of any of the following events:

        (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

       (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

       (iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

       (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (g) "Common Stock" means the common stock of the Company.

     (h) "Company" means NEON Systems, Inc., a Delaware corporation.

     (i) "Director" means a member of the Board.

     (j) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, as applicable or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 90th day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company. If an Employee's employer ceases to be a Subsidiary of the Company, such Employee's employment shall be deemed terminated on such date unless the Administrator provides otherwise.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

       (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r) "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

     (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (x) "Plan" means this 2002 Stock Plan, as it may be amended and/or restated from time to time.

     (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

     (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

     (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (dd) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

     (ee) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 2,000,000 Shares plus (a) any Shares which have been reserved but not issued under the Company's 1999 Long-Term Incentive Plan (the "1999 Plan") as of the date of stockholder approval of this Plan, (b) any Shares returned to the 1999 Plan as a result of termination of options or repurchase of Shares issued under the 1999 Plan and (c) an annual increase to be added on the first day of the Company's fiscal year beginning April 1, 2003, equal to the lesser of (i) 750,000 Shares, (ii) 5% of the outstanding Shares on such date or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

      (a) Procedure.

       (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Employees may administer the Plan.

       (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

       (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3, including having the Plan administered by a Committee comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3).

       (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

       (i) to determine the Fair Market Value;

       (ii) to select the Employees to whom Options and Stock Purchase Rights may be granted hereunder;

       (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

       (iv) to approve forms of agreement for use under the Plan;

       (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

       (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

       (vii) to institute an Option Exchange Program;

       (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

       (ix) to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

       (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

       (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

       (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

       (xiii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options and on their legal representatives and beneficiaries;

       (xiv) except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Administrator under, applicable law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation; and

       (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

   5. Eligibility. Incentive Stock Options, Nonstatutory Stock Options and Stock Purchase Rights may only be granted to Employees.

   6. Limitations.

      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as an Employee with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

        (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

       (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

       (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

   7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

   8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

   9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

       (i) In the case of an Incentive Stock Option

         (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

         (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

       (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

       (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

       (i) cash;

       (ii) check;

       (iii) promissory note;

       (iv) other Shares, provided such Shares (A) if acquired directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

       (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

       (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

       (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

       (viii) any combination of the foregoing methods of payment.

    10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised and any withholding taxes the Company is required to withhold or arrangements for the payment of such taxes, satisfactory to the Company, have been made. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as an Employee. If an Optionee ceases to be an Employee, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be an Employee as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies, the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to the Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company, its Parent and Subsidiaries for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion, including tax withholding rights and obligations.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator with respect to Nonstatutory Stock Options, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change in Control.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Shares reserved under the Plan (pursuant to Section 3(c)(i)) and the number of Shares as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of

  Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

     For the purposes of this subsection (c), the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

    14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's or the Company's ability to exercise the powers granted to it hereunder with respect to Options and Stock Purchase Rights granted under the Plan prior to the date of such termination.

    16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws. No Option shall become exercisable or Stock Purchase Right vested prior to such stockholder approval and in the event such stockholder approval is not obtained, all awards granted under the Plan shall be automatically cancelled.

                                                                      Exhibit B

                              NEON SYSTEMS, INC.

                           2002 DIRECTOR OPTION PLAN

   1. Purposes of the Plan. The purposes of this 2002 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

   All options granted hereunder shall be nonstatutory stock options.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the common stock of the Company.

     (d) "Company" means NEON Systems, Inc., a Delaware corporation.

     (e) "Director" means a member of the Board.

     (f) "Disability" means total and permanent disability as defined in section 22(e)(3) of the Code.

     (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

       (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (j) "Inside Director" means a Director who is an Employee.

     (k) "Option" means a stock option granted pursuant to the Plan.

     (l) "Optioned Stock" means the Common Stock subject to an Option.

     (m) "Optionee" means a Director who holds an Option.

     (n) "Outside Director" means a Director who is not an Employee.

     (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (p) "Plan" means this 2002 Director Option Plan, as it may be amended and/or restated from time to time.

     (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

     (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

   3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be sold under the Plan is 250,000 Shares plus (a) any Shares which have been reserved but not issued under the Company's Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan") as of the date of stockholder approval of this Plan, (b) any Shares returned to the Non-Employee Director Plan as a result of termination of options or repurchase of Shares issued under the Non-Employee Director Plan and (c) an annual increase to be added on the first day of the Company's fiscal year beginning on April 1, 2003, equal to the lesser of (i) 2% of the outstanding Shares on such date or (ii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

   4. Administration and Grants of Options under the Plan.

     (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

       (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

       (ii) Each Outside Director shall be automatically granted a one-time Option to purchase up to 37,500 Shares (the "Election Option") on: (A) the date on which this Plan is approved at a meeting by the stockholders of the Company, provided he or she is an Outside Director immediately following such meeting and has served as an Outside Director since at least March 31, 2001 or (B) the date on which such person first becomes an Outside Director, if such date is subsequent to
    (A), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director on a date subsequent to (A) but who remains a Director shall not receive an Election Option upon such event. In the case of (A), the number of Shares subject to an Election Option shall be equal to the product of
    (x) 12,500 and (y) the number of full or partial fiscal years that such grantee has served as an Outside Director as of March 31, 2001; provided that the number of Shares subject to an Election Option shall not exceed 37,500. In the case of (B), the number of Shares subject to an Election Option shall be 12,500.

       (iii) Each Outside Director shall be automatically granted an Option to purchase 12,500 Shares (an "Annual Option") on the date of the Company's annual stockholder meeting of each year provided (A) he or she is an Outside Director immediately following such meeting, (B) as of such date, he or she shall have served as a Director for at least the preceding six (6) months and (C) no Annual Options shall be granted on the date of the Company's annual stockholder meeting at which this Plan is approved by the stockholders of the Company.

       (iv) The terms of an Election Option granted hereunder shall be as follows:

         (A) the term of the Election Option shall be ten (10) years.

         (B) the Election Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

         (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Election Option.

         (D) subject to Section 10 hereof, the Election Option shall become exercisable as to one-twelfth (1/12th) of the Shares subject to the Election Option every three (3) months following its date of grant, provided that the Optionee continues to serve as a Director on such dates.

       (v) The terms of an Annual Option granted hereunder shall be as follows:

         (A) the term of the Annual Option shall be ten (10) years.

         (B) the Annual Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

         (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Annual Option.

         (D) subject to Section 10 hereof, the Annual Option shall become exercisable as to one-eighth (1/8th) of the Shares subject to the Annual Option every three (3) months following its date of grant, provided that the Optionee continues to serve as a Director on such dates.

       (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the total number of Shares reserved for issuance under the Plan, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through the provisions of the Plan, by action of the Board, by the stockholders approving an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

   5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

   The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

   6. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 11 of the Plan.

   7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares, which, in the case of Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

   8. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof and may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. In the event an Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
  (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of death, the Shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   9. Transferability of Options. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Board makes an Option transferable, such Option shall contain such additional terms and conditions as the Board deems appropriate.

    10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

     If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

     For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    11. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation, stock exchange rule or quotation system rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

   13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

                           [NEON LOGO APPEARS HERE]

                      14100 Southwest Freeway, Suite 500
                            Sugar Land, Texas 77478

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 26, 2002

Dear Stockholders:

        On Tuesday, March 26, 2002, NEON Systems, Inc. will hold its annual meeting of stockholders at our offices located 14100 Southwest Freeway, Suite 500, Sugar Land, Texas. The meeting will begin at 10:00 a.m., Sugar Land, Texas time.

        Only stockholders that own stock at the close of business on February 26, 2002 can vote at the meeting.

                               See Reverse Side

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                               IMPORTANT NOTICE:

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                                                                                                                  Please mark    [X]
                                                                                                                  your votes as
                                                                                                                  indicated in
                                                                                                                  this example
                      FOR   WITHHELD
                            FOR ALL                       FOR  AGAINST  ABSTAIN                               FOR  AGAINST  ABSTAIN
1. To elect three     [ ]     [ ]     II. To ratify the   [ ]    [ ]      [ ]        IV.  To adopt NEON's      [ ]    [ ]      [ ]
   Class II Directors                     selection of                                    2002 Stock Plan
   to the Board of                        KPMG LLP as                                                         FOR  AGAINST  ABSTAIN
   Directors                              independent                                 V.  To adopt NEON's     [ ]    [ ]      [ ]
   Class II Directors                     auditors for the                                2002 Director Option
   01 Norris van den Berg;                fiscal year ending                              Plan
   02 George H. Ellis; and                March 31, 2002
   03 Richard Holcomb                                     FOR  AGAINST  ABSTAIN      IV.  To transact any other business that is
                                     III. To approve the  [ ]    [ ]      [ ]             properly brought before the meeting
Withheld for the nominees you list        proposal to
below: (Write that nominee's name in      amend the Amended
the space provided below)                 and Restated
                                          Certificate of
_____________________________________     Incorporation of
                                          NEON Systems, Inc.
                                                                    By checking the box to the right, I consent to future        [ ]
                                                                    delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications
                                                                    electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future
                                                                    shareholder meeting until such consent is revoked. I
                                                    ---------|      understand that I may revoke my consent at any time by
                                                             |      contacting the Company's transfer agent, Mellon Investor
                                                             |      Services LLC, Ridgefield Park, NJ and that costs normally
                                                             |      associated with electronic delivery, such as usage and
                                                                    telephone charges as well as any costs I may incur in
                                                                    printing documents, will be my responsibility.




Signature_______________________________________ Signature_______________________________________ Date____________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
.....................................................................................................................................
                                                       FOLD AND DETACH HERE


                                               Vote by Internet or Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

                                Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

                Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

            Internet                                          Telephone                                  Mail
   http://www.eproxy.com/nesy                              1-800-435-6710
Use the Internet to vote your                     Use any touch-tone telephone to                 Mark, sign and date
proxy. Have your proxy card in                    vote your proxy. Have your proxy                  your proxy card
hand when you access the web            OR        card in hand when you call. You will     OR             and
site. You will be prompted to enter               be prompted to enter your control                 return it in the
your control number, located in                   number, located in the box below,               enclosed postage-paid
the box below, to create and sub-                 and then follow the directions given.                 envelope.
mit an electronic ballot.

                                        If you vote your proxy by Internet or by telephone,
                                           you do NOT need to mail back your proxy card.